                                                                     EXHIBIT 3.4

                      TRANS WORLD ENTERTAINMENT CORPORATION


                             A New York Corporation

                                     BY-LAWS

                            ------------------------


                                    ARTICLE I

                                  SHAREHOLDERS

                          SECTION 1.1. ANNUAL MEETING.

An annual meeting of shareholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of New York, as may be specified by the Board of Directors.

                         SECTION 1.2. SPECIAL MEETINGS.

Special meetings of shareholders shall be held at such time and place, within or without the state of New York, as may be designated in the notice of the meeting, whenever called by the Chairman of the Board, if any, the Chief Executive Officer, or a majority of the Board of Directors.

                        SECTION 1.3. NOTICE OF MEETINGS.

Written notice of shareholders meetings, stating the place, date, and hour thereof and, unless it is the annual meeting, stating the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the Chief Executive Officer, the President, any Vice President, the Secretary, or an Assistant Secretary to each shareholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

                              SECTION 1.4. QUORUM.

Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, at any meeting of shareholders, the holders of a majority of the outstanding shares the holders of which are entitled to vote thereat shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. A quorum which is present to organize a meeting shall not be broken by the subsequent withdrawal of one or more shareholders.

If a quorum shall not be present at the time fixed for any meeting, the shareholders present in person or by proxy and entitled to vote thereat shall have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present; and at any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting; provided, that if after any such adjourned meeting, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote thereat.

                           SECTION 1.5. ORGANIZATION.

The Chairman of the Board, if any, or in his absence the Chief Executive Officer, or in their absence the President or any Vice President, shall call to order meetings of shareholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the shareholders may appoint any shareholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Chief Executive Officer, the President, and all Vice Presidents.

The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of any meeting.

                              SECTION 1.6. VOTING.

Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the corporation entitled to elect such directors.

                        SECTION 1.7. CONDUCT OF MEETINGS.

At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he may:

             (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;

             (b) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

             (c)      establish seating arrangements;

             (d) adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

             (e) make rules governing speeches and debate including time limits and access to microphones.


The chairman of the meeting acts in his absolute discretion and his rulings are not subject to appeal.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                     SECTION 2.1. NUMBER AND TERM OF OFFICE.

The business, property, and affairs of the Corporation shall be managed under the direction of its Board of Directors. The number of directors of the Corporation shall be fixed by resolution duly adopted from time to time by a majority of the entire Board; provided, however, that any decrease in the number of directors shall not shorten the term of any incumbent director.

                       SECTION 2.2. CHAIRMAN OF THE BOARD.

The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him under these by-laws and by the Board.

                             SECTION 2.3. MEETINGS.

The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held at the same place as, and immediately following, the annual meeting of shareholders.

Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the Chief Executive Officer, or by a majority of the directors then in office.

                    SECTION 2.4. NOTICE OF SPECIAL MEETINGS.

The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least three days before the meeting, or by telegram, cable, radiogram, facsimile transmission, electronic mail transmission or personal service at least one day before the meeting. Unless otherwise stated in the notice thereof

                SECTION 2.5. QUORUM AND ORGANIZATION OF MEETINGS.

A majority of the entire Board of Directors or any committee of the Board constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors or any committee of the Board (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors or members of the committee present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                            SECTION 2.6. COMMITTEES.

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of one or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board (except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws). However, no such committee shall have authority as to any of the following matters:

                  (a) the submission to shareholders of any action as to which shareholders' authorization and approval is required by law, the Certificate of Incorporation, or these By-Laws;

                  (b) the filling of vacancies in the Board of Directors or in any committee;

                  (c) the fixing of compensation of the directors for serving on the Board or on any committee;

                  (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; or

                  (e) the amendment or repeal of any resolution of the Board of
                      Directors which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Each such committee shall serve at the pleasure of and be responsible to the Board. It shall keep minutes of its meetings and report the same to the Board.

                     SECTION 2.7. ACTION WITHOUT A MEETING.

Nothing contained in these By-Laws shall be deemed to restrict the power of directors or members of any committee to take any action required or permitted to be taken by them without a meeting.

                         SECTION 2.8. TELEPHONE MEETINGS.

Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III

                                    OFFICERS

                         SECTION 3.1. EXECUTIVE OFFICERS.

The executive officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

                         SECTION 3.2. POWERS AND DUTIES.

The Chairman of the Board, if any, or, in his absence, the Chief Executive Officer (if he shall be a director), shall preside at all meetings of the Board of Directors. If the offices of President and Chief Executive Officer are not held by the same person, the President shall be the chief operating officer of the Corporation. In the absence of the Chief Executive Officer, the President or a Vice President, as appointed by the Chief Executive Officer or, if the Chief Executive Officer fails to make such appointment, by the Board, shall perform all the duties of the Chief Executive Officer. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, properties, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers an authority and such duties as from time may be prescribed by the Board of Directors.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

                           SECTION 4.1. RESIGNATIONS.

Any director or office of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                             SECTION 4.2. REMOVALS.

The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer.

                             SECTION 4.3. VACANCIES.

Any vacancy occurring for any reason (including a removal without cause) in the office of any officer may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified.

                                    ARTICLE V

                        CERTIFICATES REPRESENTING SHARES

                       SECTION 5.1. FORM OF CERTIFICATES.

The shares of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved from time to time by the Board of Directors.

                        SECTION 5.2. TRANSFER OF SHARES.

Shares of capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

                         SECTION 5.3. LOST CERTIFICATES.

The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

                            SECTION 5.4. REGULATIONS.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                        SECTION 6.1. FIXING RECORD DATE.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall, unless otherwise provided by law, not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to the payment of any dividend, or the allotment of any right, or any other action.

                          SECTION 6.2. CORPORATE SEAL.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "New York," and shall be in such form as may be approved from time to time by the Board of Directors.

                            SECTION 6.3. FISCAL YEAR.

The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

                    SECTION 6.4. NOTICES AND WAIVERS THEREOF.

Whenever any notice is required by law, the Certificate of Incorporation, or these By-Laws to be given to any shareholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, radiogram, facsimile transmission or electronic mail transmission addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable, radiogram, facsimile transmission or electronic mail transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

Timely written notice of any stockholder proposal (including for the election of directors) shall be given to the Board of Directors before any annual meeting of stockholders. To be timely, a stockholder's notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class, series and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6.4, and if he should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any right of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

        SECTION 6.5. SECURITIES OF OTHER CORPORATION OR OTHER INTERESTS.

Unless otherwise ordered by the Board of Directors, the Chairman of the Board, if any, the President, the Secretary, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or proxy at any meeting of the holders or securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, if any, the President, the Secretary, or such attorneys or agents may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

       SECTION 6.6. INDEMNIFICATION OF DIRECTORS, OFFICERS, INCORPORATORS,
                             EMPLOYEES, AND AGENTS.

Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceedings, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred n connection with such action or proceedings, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action as adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceedings unless the Corporation has given its prior consent to such settlement or other disposition.

         The Corporation shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

         Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate or incorporation, by-law, insurance policy, contract or otherwise.

         Anything in these by-laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting he right of any person to indemnification or advancement or expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

         The Corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law. The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

         The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this by-law, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

         In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby; and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

         For purposes of this by-law, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

                                   ARTICLE VII

                                   AMENDMENTS

The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and the Board of Directors by vote of not less than a majority of the entire Board shall have power equal in all respects to that of the shareholders to adopt, amend, or repeal the By-Laws. However, any By-Law adopted by the Board may be amended or repealed and any By-Law repealed by the Board may be reinstated by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

If any By-Law regulating an impending election of directors is adopted, amended, or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law or By-Laws so adopted, amended, or repealed, together with a concise statement of the changes made.